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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


International CompuTex, Inc.
5500 Interstate North Parkway, Suite 507
Atlanta, Georgia 30328-4662

Gentlemen:

     We consent to the incorporation by reference in the Registration Statement of International CompuTex, Inc. on Form S-8 of our report dated March 14, 1998, except as to Note M, as to which the date is March 24, 1998, relating to the balance sheet of International CompuTex, Inc. as of December 31, 1997 and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996.



Habif, Arogeti & Wynne, P.C.
1073 Peachtree Street, N.E.
Atlanta, Georgia 30309


July 23, 1998

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